CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 16, 2022, with respect to the consolidated financial statements of Digital Media Solutions, Inc., included in this Annual Report (Form 10-K) of Digital Media Solutions, Inc. for the year ended December 31, 2022 in the following Registration Statements of Digital Media Solutions, Inc.:

a.Form S-8 (No. 333-248976) pertaining to the 2020 Omnibus Incentive Plan;
b.Form S-3 (No. 333-240278);
c.Form S-3 (No. 333-256518); and
d.Form S-3 (No. 333-267172).

/s/ Ernst & Young LLP

Tampa, Florida
March 31, 2023